UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2021

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2021, Alpine Immune Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) for a private placement (the “Private Placement”) with a select group of institutional investors, including Frazier Life Sciences Public Fund, Decheng Capital, BVF Partners, TCG X, Avidity Partners, OrbiMed, Omega Fund, Logos Capital, and other accredited investors, four of which are affiliated with members of the board of directors of the Company (collectively, the “Purchasers”). Pursuant to the Securities Purchase Agreement, the Purchasers have agreed to purchase an aggregate of (a) 6,489,357 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and (b) prefunded warrants to purchase 3,191,487 Shares (the “Prefunded Warrants”). The purchase price for each Share and for each Prefunded Warrant is $9.40, for an aggregate purchase price of approximately $91.0 million. The closing of the purchase and sale of the securities is expected to occur on or about September 17, 2021, subject to customary closing conditions.

The Prefunded Warrants will be exercisable at an exercise price of $0.001 per share, subject to adjustments as provided under the terms of the Prefunded Warrants. The Prefunded Warrants will be exercisable at any time on or after the closing date, except that the Prefunded Warrants cannot be exercised if, after giving effect thereto, the Purchaser would beneficially own more than 9.99% (the “Maximum Percentage”) of the outstanding shares of common stock of the Company, which Maximum Percentage may be increased or decreased by the Purchaser with written notice to the Company to any other percentage specified not in excess of 19.99%.

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers requiring the Company to register the resale of the Shares and the shares issuable upon exercise of the Prefunded Warrants. The Company is required to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Filing Deadline”), and to use commercially reasonable efforts to have the registration statement declared effective within 25 days of the Filing Deadline if there is no review by the SEC, and within 90 days of the Filing Deadline in the event of such review.

The securities to be issued to the Purchasers under the Securities Purchase Agreement will be issued pursuant to an exemption from registration under Rule 506 of Regulation D, which is promulgated under the Securities Act of 1933 (the “Securities Act”). The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The sale of the securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company intends to use the net proceeds from the Private Placement to support the expansion of its pipeline, including the development of ALPN-303 in lupus and other B cell-mediated inflammatory diseases. In addition, net proceeds will be used to support the further clinical development of ALPN-202 as well as Alpine’s discovery programs and general corporate purposes.

The foregoing description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement attached hereto as Exhibit 10.1, the Registration Rights Agreement attached hereto as Exhibit 10.2, and the Form of Prefunded Warrant to Purchase Common Stock attached hereto as Exhibit 10.3, each of which exhibits is incorporated by reference herein.

On September 14, 2021, the Company entered into an exchange agreement (the “Exchange Agreement”) with Frazier Life Sciences VIII, L.P. (the “Exchanging Stockholder”), which Exchanging Stockholder is affiliated with a member of the board of directors of the Company, pursuant to which the Company will exchange an aggregate of 1,200,000 shares of common stock held by the Exchanging Stockholder for Prefunded Warrants (the “Exchange Warrants”) to purchase an aggregate of 1,200,000 shares of common stock (subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting common stock). After giving effect to the exchange of 1,200,000 shares of common stock for the Exchange Warrants and the Private Placement, the number of shares of the Company's outstanding common stock immediately after this offering would be 29,204,236 as of July 30, 2021. The closing of the exchange is subject to customary closing conditions and is contingent upon and will occur immediately following the closing of the Private Placement.

The Exchange Warrants may be exercised at any time after the date of issuance and are identical in form to the Prefunded Warrants issued in the Private Placement The Exchange Warrants were issued without registration under the Securities Act, in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The foregoing description of the material terms of the Exchange Agreement and the Exchange Warrant is qualified in its entirety by reference to the Exchange Agreement and the form of Prefunded Warrant, which are filed as Exhibit 10.4 and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities
The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of Form 8-K.
Item 7.01. Regulation FD Disclosure
On September 15, 2021, the Company issued a press release announcing its entry into the Securities Purchase Agreement with the Purchasers. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.
The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated September 14, 2021, by and among the Company and the Purchasers
10.2	Registration Rights Agreement, dated September 14, 2021, by and among the Company and the Purchasers
10.3	Form of Prefunded Warrant to Purchase Common Stock
10.4	Exchange Agreement, dated September 14, 2021, by and between the Company and Frazier Life Sciences VIII, L.P.
99.1	Press Release dated September 15, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2021	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer